UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): April 4, 2006
BACK YARD BURGERS, INC.
(Exact Name of Registrant as Specified in Its Charter)
DELAWARE
(State or Other Jurisdiction of Incorporation)

1-12104	64-0737163
(Commission File Number)	(IRS Employer Identification No.)

1657 N. Shelby Oaks Drive, Suite 105 Memphis, Tennessee	38134-7401
(Address of Principal Executive Offices)	(Zip Code)
901-367-0888
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On February 27, 2006, Back Yard Burgers, Inc. (the “Company”) announced plans to separate the Chairman and Chief Executive Officer positions of the Company. In connection with such plans, the Company and Mr. Michael entered into an Employment Agreement dated April 4, 2006 (the “Employment Agreement”). The terms of the Employment Agreement provide that Mr. Michael will resign as the Chief Executive Officer of the Company on the date which the Company employs a permanent CEO to replace Mr. Michael in his role as CEO of the Company (the “Effective Date”). The Company will continue to employ Mr. Michael as Chairman of the board of directors and as an employee of the Company after the Effective Date. Mr. Michael’s employment under the Employment Agreement commences on the Effective Date and, unless sooner terminated pursuant to the Employment Agreement, terminates as of the close of business on date of the Company’s 2011 annual meeting of stockholders; provided, that Mr. Michael will serve only as an employee of the Company, and not as Chairman of the Board, during any period in which he has not been elected by the Company’s stockholders as a director of the Company. Under the terms of the Employment Agreement, Mr. Michael will receive a base salary of $85,000 per annum and other benefits.
     Effective as of the Effective Date, each of the Employment Agreement dated April 15, 1993 between the Company and Mr. Michael and the Severance Agreement dated October 11, 2004 between the Company and Mr. Michael shall terminate.
     A copy of the Employment Agreement is attached hereto as Exhibit 10.1.
Item 1.02 Termination of a Material Definitive Agreement.
     The provisions of Item 1.01 hereof are incorporated herein by reference.
Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     The Company previously disclosed in a Current Report on Form 8-K filed with the SEC on February 28, 2006 that the resignation of Joseph L. Weiss as a member of the Audit Committee of the Board of Directors of the Company effective February 27, 2006 caused the Company to fall out of compliance with the requirements of Nasdaq Marketplace Rule 4350(d)(2)(A). The Company also previously disclosed in a Current Report on Form 8-K filed with the SEC on March 7, 2006 that the Company received a letter from the Listing Qualifications Department of the Nasdaq Stock Market, Inc. confirming that, as a result of Mr. Weiss’ resignation, the Company was not in compliance with the provisions of Nasdaq Rule 4350(d)(2)(A).
     The provisions of Item 5.02 hereof are incorporated herein by reference. With the appointment of Gina A. Balducci to the Audit Committee, the Company believes that it is now in compliance with the requirements of Nasdaq Marketplace Rule 4350(d)(2)(A).

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On April 4, 2006, the board of directors of the Company appointed Dane C. Andreeff, 40, and Gina A. Balducci, 44, as members of its board of directors. The board of directors also appointed Ms. Balducci as a member of the Audit Committee.
     Mr. Andreeff is the founder and managing member of Andreeff Equity Advisors, LLC, a private investment firm. Prior to establishing Andreeff Equity Advisors, LLC in 1996, Mr. Andreeff was associated with Granite Capital Investment Group in New York. Andreeff Equity Advisors, LLC presently holds more than 8% of the Company’s outstanding shares.
     Ms. Balducci, a certified public accountant with 23 years of accounting and tax experience, has been with W.L. Walters, CPAs since 1985. Prior to joining W.L. Walters, CPAs, Ms. Balducci was employed by KPMG LLP.
     There are no arrangements or understandings between either Mr. Andreeff or Ms. Balducci, on the one hand, and the Company or any other person, on the other hand, pursuant to which Mr. Andreeff or Ms. Balducci were appointed directors of the Company.
     Neither Mr. Andreeff nor Ms. Balducci have been a party to any transaction since the beginning of the Company’s last fiscal year, and neither is a party to any currently proposed transaction, with the Company or any of its subsidiaries, in which the amount involved exceeded or exceeds $60,000 and in which any of the following persons had, or will have, a direct or indirect material interest: (i) any director or executive officer of the Company, (ii) any nominee for election as a director, (iii) any security holder who is known to the Company to own of record or beneficially more than five percent of any class of the Company’s voting securities, or (iv) any member of the immediate family of any of the foregoing persons.
     A copy of the press release announcing the appointment of Mr. Andreeff and Ms. Balducci is attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits
     (c) Exhibits
The following exhibits are furnished herewith:

Exhibit
Number	Description
10.1	Employment Agreement dated April 4, 2006 between Lattimore M. Michael and Back Yard Burgers, Inc.

99.1	Press Release of the Company dated April 4, 2006

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: April 4, 2006

BACK YARD BURGERS, INC.
By:	/s/ Michael G. Webb
	Name:	Michael G. Webb
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
10.1	Employment Agreement dated April 4, 2006 between Lattimore M. Michael and Back Yard Burgers, Inc.

99.1	Press Release of the Company dated April 4, 2006